EXHIBIT 99.1

JOINT FILING AGREEMENT

The undersigned hereby agree that the statement on Schedule 13G with respect to the Shares of ROSS ACQUISITION CORP II dated as of December 31, 2023 is, and any amendments thereto (including amendments on Schedule 13D) signed by each of the undersigned shall be, filed on behalf of each of us pursuant to and in accordance with the previsions of Rule13d-1(k) under the Securities Exchange Act of 1934, as amended.

Date: January 26, 2024	magnetar financial llc

	By:	Magnetar Capital Partners LP, its Sole Member

	By:	/s/ Hayley A. Stein
	Name:	Hayley A. Stein
	Title:	Attorney-in-fact for David J. Snyderman, Manager of Supernova Management LLC

Date: January 26, 2024	magnetar capital partners LP

	By:	Supernova Management LLC, its General Partner

	By:	/s/ Hayley A. Stein
	Name:	Hayley A. Stein
	Title:	Attorney-in-fact for David J. Snyderman, Manager of Supernova Management LLC

Date: January 26, 2024	supernova management llc

	By:	/s/ Hayley A. Stein
	Name:	Hayley A. Stein
	Title:	Attorney-in-fact for David J. Snyderman, Manager

Date: January 26, 2024	DAVID J. SNYDERMAN

	By:	/s/ Hayley A. Stein
	Name:	Hayley A. Stein
	Title:	Attorney-in-fact for David J. Snyderman